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                                                                  exhibit (d)(5)
                               BRIO SOFTWARE, INC.

                             1998 Stock Option Plan

                          NOTICE OF STOCK OPTION GRANT
                          ----------------------------

Optionee's Name and Address:


_____________________

_____________________

_____________________


     You have been granted an option to purchase Common Stock of Brio Software, Inc., (the "Company") as follows:

     Date of Grant:                      ___________________________________


     Exercise Price Per Share:           ___________________________________


     Total Number of Shares Granted:     ___________________________________


     Total Price of Shares Granted:      ___________________________________


     Type of Option:                     _____ Shares Incentive Stock Option

                                         _____ Shares Nonstatutory Stock Option

     Term/Expiration Date:               December [__], 2006
                                         -----------------------------------

     Vesting Commencement Date:          ___________________________________

     Vesting Schedule:                   This Option may be exercised, in whole
                                         or in part, in accordance with the
                                         following schedule:

                                         __________________________________;
                                         provided that, upon the closing date of
                                         a Sale of the Company, the Shares shall
                                         vest on the monthly anniversary of the
                                         Vesting Commencement Date in equal
                                         monthly amounts over __ months;
                                         provided further that vesting is
                                         subject to the restriction on exercise
                                         set forth in Section 2(c) of the Stock
                                         Option Agreement.

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     By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Brio Software, Inc. 1998 Stock Option Plan and the Stock Option Agreement, all of which are attached and made a part of this document.

OPTIONEE:                                    BRIO SOFTWARE, INC.



__________________________________           By:________________________________
Signature


__________________________________           Title:_____________________________
Print Name


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                               BRIO SOFTWARE, INC
                               ------------------

                             STOCK OPTION AGREEMENT
                             ----------------------

         1.  Grant of Option. Brio Software, Inc., a Delaware corporation (the
             ---------------
"Company"), hereby grants to the Optionee named in the Notice of Stock Option
 -------
Grant attached to this Agreement ("Optionee"), an option (the "Option") to
                                   --------                    ------
purchase the total number of shares of Common Stock (the "Shares") set forth in
                                                          ------
the Notice of Stock Option Grant, at the exercise price per share set forth in the Notice of Stock Option Grant (the "Exercise Price") subject to the terms,
                                       --------------
definitions and provisions of the 1998 Stock Option Plan (the "Plan") adopted by
                                                               ----
the Company, which is incorporated in this Agreement by reference. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall govern. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.

             To the extent designated an Incentive Stock Option in the Notice of Stock Option Grant, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and, to the extent not so designated, this Option is
              ----
intended to be a Nonstatutory Stock Option.

         2.  Exercise of Option. This Option shall be exercisable during its
             ------------------
term in accordance with the Vesting Schedule set out in the Notice of Stock Option Grant and with the provisions of Sections 9 and 10 of the Plan as follows:

             (a)  Right to Exercise.
                  -----------------

                  (i) This Option may not be exercised for a fraction of a share.

                  (ii) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 6, 7 and 8 below, subject to the limitations contained in paragraphs
(iii) and (iv) below.

                  (iii) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Stock Option Grant.

                  (iv) If designated an Incentive Stock Option in the Notice of Stock Option Grant, in the event that the Shares subject to this Option (and all other Incentive Stock Options granted to Optionee by the Company or any Parent or Subsidiary) that vest in any calendar year have an aggregate fair market value (determined for each Share as of the Date of Grant of the option covering such Share) in excess of $100,000, the Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option, in accordance with
Section 5 of the Plan.

             (b)  Method of Exercise.
                  ------------------

                  (i) This Option shall be exercisable by delivering to the Company a written notice of exercise (in the form provided by the Company) which shall state the election to


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exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

              (ii) As a condition to the exercise of this Option, Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the exercise of the Option or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.

              (iii) No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.

         (c)  Restriction on Exercise. Notwithstanding any term of the Notice of
              -----------------------
Stock Option Grant or any other provision of this Agreement, this Option shall not be exercisable in any amount, whether or not any Shares are vested:

              (i) prior to the date that is the earlier of (A) six months after the date of grant of this Option, or (B) the closing date of a Sale of the Company; provided however, that in the event of a termination without Cause of Optionee's Continuous Status as an Employee or Consultant, Optionee may exercise this Option in accordance with the terms of Section 6 below; and

              (ii) at any time, in the event that, prior to the termination of the restriction on exercise set forth in the foregoing subsection (i), Optionee's Continuous Status as an Employee or Consultant is terminated either for Cause or as a result of Optionee's resignation or other voluntary termination.

         "Sale of the Company" shall mean a sale of all or substantially all of
          -------------------
the assets of the Company, or a merger, consolidation or other capital reorganization of the Company with or into any other corporation, other than a transaction in which the stockholders of the Company immediately prior to the transaction own at least a majority of the voting power of the surviving corporation following the transaction.

     3.  Optionee's Representations. In the event the Shares purchasable
         --------------------------
pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), at the time this
                                         --------------
Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company an investment representation statement in customary form, a copy of which is available for Optionee's review from the Company upon request.

     4.  Method of Payment. Payment of the Exercise Price shall be by any of the
         -----------------
following, or a combination of the following, at the election of Optionee: (a) cash; (b) check; (c) surrender of other Shares of Common Stock of the Company that (i) either have been owned by Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; (d) if there is a public market for the Shares and they are registered under the Securities Act, delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price.

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         5.  Restrictions on Exercise. This Option may not be exercised until
             -----------------------
such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as
                                                          ------------
promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         6.  Termination of Relationship. In the event of termination of
             ---------------------------
Optionee's Continuous Status as an Employee or Consultant, Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination
                                                                   -----------
Date"), exercise this Option only within three (3) months from the date of
----
termination of employment (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), exercise the Option to the extent otherwise so entitled at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified in this Agreement, the Option shall terminate.

         7.  Disability of Optionee. Notwithstanding the provisions of Section 6
             ----------------------
above, in the event of termination of Optionee's Continuous Status as an Employee or Consultant as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within six (6) months from the date of termination of employment (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), exercise the Option to the extent otherwise so entitled at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified in this Agreement, the Option shall terminate.

         8.  Death of Optionee. In the event of the death of Optionee:
             -----------------

             (a) during the term of this Option and while an Employee of the Company and having been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had Optionee continued living and remained in Continuous Status as an Employee or Consultant three (3) months after the date of death, subject to the limitation contained in Section 2(i)(d) above in the case of an Incentive Stock Option; or

             (b) within thirty (30) days after the termination of Optionee's Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in
Section 10 below), by Optionee's estate or by a person who acquired

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the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

         9.  Non-Transferability of Option. This Option may not be transferred
             -----------------------------
in any manner otherwise than by will or by the laws of descent or distribution. The designation of a beneficiary does not constitute a transfer. An Option may be exercised during the lifetime of Optionee only by Optionee or a transferee permitted by this section. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

         10. Term of Option. This Option may be exercised only within the term
             --------------
set out in the Notice of Stock Option Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         11. No Additional Employment Rights. Optionee understands and agrees
             -------------------------------
that the vesting of Shares pursuant to the Vesting Schedule is earned only by continuing as an Employee or Consultant at the will of the Company (not through the act of being hired, being granted this Option or acquiring Shares under this Agreement). Optionee further acknowledges and agrees that nothing in this Agreement, nor in the Plan which is incorporated in this Agreement by reference, shall confer upon Optionee any right with respect to continuation as an Employee or Consultant with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

         12. Tax Consequences. Optionee acknowledges that he or she has read the
             ----------------
brief summary set forth below of certain federal tax consequences of exercise of this Option and disposition of the Shares under the law in effect as of the date of grant. OPTIONEE UNDERSTANDS THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT HIS OR HER OWN TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

             (a)  Exercise of Incentive Stock Option. If this Option is an
                  ----------------------------------
Incentive Stock Option, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an item of alternative minimum taxable income for federal tax purposes and may subject Optionee to the alternative minimum tax in the year of exercise.

             (b)  Exercise of Nonstatutory Stock Option. If this Option does not
                  -------------------------------------
qualify as an Incentive Stock Option, Optionee may incur regular federal income tax liability upon the exercise of the Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. In addition, if Optionee is an employee of the Company, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

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         (c)  Disposition of Shares. If this Option is an Incentive Stock Option
              ---------------------
and if Shares transferred pursuant to the Option are held for more than one year after exercise and more than two years after the Date of Grant, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an Incentive Stock Option are disposed of before the end of either of such two holding periods, then any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (i) the fair market value of the Shares on the date of exercise, or (ii) the sales proceeds, over the Exercise Price. If this Option is a Nonstatutory Stock Option, then gain realized on the disposition of Shares will be treated as long-term or short-term capital gain depending on whether or not the disposition occurs more than one year after the exercise date. In the case of either an Incentive Stock Option or a Nonstatutory Stock Option, the long-term capital gain will be taxed for federal income tax and alternative minimum tax purposes at a maximum rate of 20% if the Shares are held more than one year.

         (d)  Notice of Disqualifying Disposition. If the Option granted to
              -----------------------------------
Optionee in this Agreement is an Incentive Stock Option, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock Option on or before the later of (i) the date two years after the Date of Grant, or (ii) the date one year after transfer of such Shares to Optionee upon exercise of the Incentive Stock Option, Optionee shall notify the Company in writing within thirty (30) days after the date of any such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by Optionee from the early disposition by payment in cash or out of the current earnings paid to Optionee.

     13. Signature. This Stock Option Agreement shall be deemed executed by the
         ---------
Company and Optionee upon execution by such parties of the Notice of Stock Option Grant attached to this Stock Option Agreement.

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